                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                      INTERAMERICAN ACQUISITION GROUP INC.

                                       AND

                              RODMAN & RENSHAW, LLC

                           Dated: _____________, 2006

                      INTERAMERICAN ACQUISITION GROUP INC.

                             UNDERWRITING AGREEMENT

_______________, 2006

Rodman & Renshaw, LLC
1270 Avenue of the Americas, 16th Floor
New York, New York 10020

Dear Sirs:

The undersigned, InterAmerican Acquisition Group Inc., a Delaware corporation
("COMPANY"), hereby confirms its agreement with Rodman & Renshaw, LLC (being referred to herein variously as "YOU," "RODMAN" or the "REPRESENTATIVE") and with the other underwriters named on Schedule I hereto for which Rodman is acting as Representative (the Representative and the other Underwriters being collectively called the "UNDERWRITERS" or, individually, an "UNDERWRITER") as follows:

1. Purchase and Sale of Securities.

     1.1. Firm Securities.

         1.1.1. Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 10,800,000 units ("FIRM UNITS") of the
Company at a purchase price (net of discounts and commissions, but before deduction of the non-accountable expense allowance referenced in Section 3.13.2 hereof) of $5.64 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $5.64 per Firm Unit. The
Firm Units are to be offered initially to the public ("OFFERING") at the offering price of $6.00 per Firm Unit. Each Firm Unit consists of one share of the Company's common stock, par value $.0001 per share ("COMMON STOCK"), and two warrants ("WARRANTS"). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date ("EFFECTIVE DATE") of the Registration Statement (as defined in
Section 2.1.1 hereof) unless Rodman informs the Company of its decision to allow earlier separate trading, but in no event will Rodman allow separate trading until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of a Form
8-K by the Company which

includes such balance sheet. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $5.00 during the period commencing on the later of the consummation by the Company of its "BUSINESS COMBINATION" or one
year from the Effective Date of the Registration Statement and terminating on the four-year anniversary of the Effective Date. "BUSINESS COMBINATION" shall mean any merger, capital stock exchange, asset or stock acquisition or other similar business combination consummated by the Company with an operating business (as described more fully in the Registration Statement).

         1.1.2. Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the third business day following the Effective Date (or the fourth business day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called "CLOSING DATE." Payment for the Firm Units shall be made on the Closing Date at the Representative's election by wire transfer in
Federal (same day) funds or by certified or bank cashier's check(s) in New York
Clearing House funds, payable as follows: $_______ of the proceeds received by the Company for the Firm Units shall be deposited in the trust fund established by the Company for the benefit of the public stockholders as described in the
Registration Statement ("TRUST FUND") pursuant to the terms of an Investment
Management Trust Agreement ("TRUST AGREEMENT") and the remaining proceeds shall be paid to the order of the Company upon delivery to you (or through the facilities of the Depository Trust Company ("DTC") of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units.

     1.2. Over-Allotment Option.

         1.2.1. Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 1,620,000 units from the Company ("OVER-ALLOTMENT OPTION"). Such additional 1,620,000 units are hereinafter referred to as "OPTION UNITS." The
Firm Units and the Option Units are hereinafter collectively referred to as the
"UNITS," and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the "PUBLIC SECURITIES." The purchase price to be paid for the Option Units will be the same price per Option
Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

         1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise

                                        3

of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the
Representative or at such other place as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the Closing for such Option
Units will be as set forth in the notice (hereinafter the "OPTION CLOSING
DATE"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

         1.2.3. Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Representative's election by wire transfer in
Federal (same day) funds or by certified or bank cashier's check(s) in New York
Clearing House funds, payable as follows: $5.64 per Option Unit shall be deposited in the Trust Fund pursuant to the Trust Agreement and the remaining proceeds shall be paid to the order of the Company upon delivery to you (or through the facilities of DTC) of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the
Representative requests not less than two full business days prior to the
Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to such Closing Date.

     1.3. Contingent Portion of Underwriters' Discount. The Representative, on
behalf of itself and the other Underwriters, agrees that 4% of the gross proceeds from the sale of the Firm Units ($2,592,000) and the Option Units (a total amount of $2,980,800 if the over-allotment option is exercised in full)
(the "Contingent Discount") will be deposited in and held in the Trust Fund and payable to the Underwriters, along with any interest accrued thereon (net of taxes payable), in respect of any IPO Shares (defined in Section 8.6 hereof)
which are not redeemed pursuant to Section 8.6 hereof, upon the consummation of a Business Combination. The Representative, on behalf of itself and the other
Underwriters, agrees that in the event that the Company is unable to consummate a Business Combination and Continental Stock Transfer & Trust Company, the
trustee of the Trust Fund, commences liquidation of the Trust Fund as provided in the Trust Agreement, the Representative, on behalf of itself and the other
Underwriters, agrees that (i) the several Underwriters shall forfeit any rights or claims to the Contingent Discount and any interest accrued thereon (net of taxes payable); and (ii) the Contingent Discount, together with the all other amounts on deposit in the Trust Fund, and any accrued interest thereon (net of taxes payable), shall be distributed on a pro-rata basis among the holders of the shares of Common Stock included in the Units sold in the Offering along with any interest accrued thereon.

     1.4. Representative's Purchase Option.

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         1.4.1. Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or their designees) on the Effective Date an option
("REPRESENTATIVE'S PURCHASE OPTION") for the purchase of an aggregate of 540,000 units ("REPRESENTATIVE'S UNITS") for an aggregate purchase price of $100.00.
Each of the Representative's Units is identical to the Firm Units, except that the Warrants included in the Representative's Units ("REPRESENTATIVE'S
WARRANTS") have an exercise price of $6.65 (133% of the exercise price of the
Warrants included in the Units sold to the public). The Representative's
Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or one year from the
Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative's Unit of $7.50, which is equal to one hundred and twenty-five percent (125%) of the initial public offering price of a Unit. The Representative's Purchase Option, the Representative's
Units, the Warrants included in the Representatives Units (the "REPRESENTATIVE
WARRANTS") and the shares of Common Stock issuable upon exercise of the
Representative's Warrants are hereinafter referred to collectively as the
"REPRESENTATIVE'S SECURITIES." The Public Securities and the Representative's
Securities are hereinafter referred to collectively as the "SECURITIES." The
Representative understands and agrees that there are significant restrictions against transferring the Representative's Purchase Option during the first year after the Effective Date, as set forth in Section 3 of the Representative's
Purchase Option.

         1.4.2. Delivery and Payment. Delivery and payment for the
Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the
Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time and as of the Closing
Date and as of the Option Closing Date, if any, as follows:

     2.1. Filing of Registration Statement.

         2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission ("COMMISSION") a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-125558), including any related preliminary prospectus (including, without limitation, the Sale Preliminary
Prospectus (as hereinafter defined) ("PRELIMINARY PROSPECTUS"), for the registration of the Public Securities under the Securities Act of 1933, as amended ("ACT"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("REGULATIONS") of the Commission under the Act. The prospectus subject to completion dated ___________, 2006 is hereinafter referred to as the "Sale Preliminary Prospectus". Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof through the Applicable Time), is hereinafter called the "REGISTRATION
STATEMENT," and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus filed with the Commission pursuant to

                                        5

Rule 424 of the Regulations), is hereinafter called the "PROSPECTUS." The
Registration Statement has been declared effective by the Commission on the date hereof. "APPLICABLE TIME" means the time of sale with respect to each applicable investor at or prior to the Closing Date.

         2.1.2. Pursuant to the Exchange Act. The Company has filed with the
Commission a Form 8-A (File Number 000-51510) providing for the registration under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), of the
Units, the Common Stock and the Warrants. The registration of the Units, Common
Stock and Warrants under the Exchange Act has been declared effective by the
Commission on the date hereof.

     2.2. No Stop Orders, Etc. Neither the Commission nor, to the best of the
Company's knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any
Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

     2.3. Disclosures in Registration Statement.

         2.3.1. 10b-5 Representation. At the respective times the Registration
Statement , Prospectus and any post-effective amendments thereto become effective and at all times subsequent thereto up to the Applicable Time, Closing
Date and the Option Closing Date, if any, the Registration Statement, the Sale
Preliminary Prospectus and the Prospectus will contain all material statements that are required to be stated therein in accordance with the Act and the
Regulations, and will in all material respects conform to the requirements of the Act and the Regulations and neither the Registration Statement nor any
Preliminary Prospectus or the Prospectus, nor any amendment or supplement thereto, on such dates, nor the Sale Preliminary Prospectus as of the Applicable
Time, did or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the
Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule
424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the
Underwriters by the Representative expressly for use in the Registration
Statement, the Sale Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto.

         2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the
Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration
Statement, the Sale Preliminary Prospectus or the Prospectus

                                        6

or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument
(however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in breach or default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

         2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the
Company since the Company's formation, except as disclosed in the Registration
Statement.

         2.3.4. Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State and local regulation on the Company's business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     2.4. Changes After Dates in Registration Statement.

         2.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary
Prospectus and the Prospectus, except as otherwise specifically stated therein,
(i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, (iii) no member of the Company's management has resigned from any position with the Company, and (iv) no event or occurrence has taken place which materially impairs or would likely materially impair, with the passage of time, the ability of the members of the Company's board of directors or management to act in their capacities with the Company as described in the
Registration Statement sent, the Sale Preliminary Prospectus and the Prospectus.

                                        7

         2.4.2. Recent Securities Transactions, Etc. Subsequent to the
respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

     2.5. Independent Accountants. Goldstein Golub Kessler LLP ("GGK"), whose report is filed with the Commission as part of the Registration Statement are independent accountants as required by the Act and the Regulations. GGK has not, during the periods covered by the financial statements included in the
Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

     2.6. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and
Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration
Statement present fairly the information required to be stated therein. The
Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

     2.7. Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus.
Based on the assumptions stated in the Registration Statement and the
Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the
Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the
Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

     2.8. Valid Issuance of Securities; Etc.

         2.8.1. Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the
Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The
offers and sales of the outstanding Common

                                       8

Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

         2.8.2. Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company;
and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative's
Purchase Option, the Representative's Warrant, and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative's Purchase Option, the Representative's
Warrants, and Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors'
rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii)
that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     2.9. Registration Rights of Third Parties. Except as set forth in the Sale
Preliminary Prospectus and the Prospectus, no holders of any securities of the
Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

     2.10. Validity and Binding Effect of Agreements. This Agreement, the
Warrant Agreement (as defined in Section 2.20 hereof), the Trust Agreement, the
Services Agreement (as defined in Section 3.7.2 hereof) and the Escrow Agreement
(as defined in Section 2.21.2 hereof) have been duly and validly authorized by the Company and constitute, and the Representative's Purchase Option, has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     2.11. No Conflicts, Etc. The execution, delivery, and performance by the
Company of this Agreement, the Representative's Purchase Option, the Warrant
Agreement, the Trust Agreement, the Services Agreement and the Escrow Agreement,
the consummation by the Company of the transactions herein and therein contemplated and the compliance by the

                                        9

Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.22 hereof; (ii) result in any violation of the provisions of the Certificate of Incorporation or the
Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

     2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the
Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws or in
violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

     2.13. Corporate Power; Licenses; Consents.

         2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Sale Preliminary Prospectus and the Prospectus. The
disclosures in the Registration Statement concerning the effects of federal, state and local regulation on this offering and the Company's business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.13.2. Transactions Contemplated Herein. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the
Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative's Purchase Option,
the Trust Agreement, the Services Agreement and the Escrow Agreement and as
contemplated by the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable federal and state securities laws.

     2.14. D&O Questionnaires. To the best of the Company's knowledge, all information contained in the questionnaires ("QUESTIONNAIRES") completed by each of the Company's stockholders immediately prior to the Offering ("INITIAL
STOCKHOLDERS") and provided to the

                                       10

Underwriters as an exhibit to his or her Insider Letter (as defined in Section
2.21.1) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

     2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the Company or, to the best of the Company's knowledge, any Initial Stockholder which has not been disclosed in the Registration
Statement or the Questionnaires.

     2.16. Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

     2.17. Transactions Affecting Disclosure to NASD.

         2.17.1. Finder's Fees. Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any
Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the
Underwriters' compensation, as determined by the National Association of
Securities Dealers, Inc. ("NASD").

         2.17.2. Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise): (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments to Rodman.

         2.17.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

         2.17.4. Insiders' NASD Affiliation. Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company's outstanding shares of Common Stock is or becomes an affiliate or associated person of an NASD member participating in the offering.

                                       11

     2.18. Foreign Corrupt Practices Act. Neither the Company nor any of the
Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office
(domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii)
if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

     2.19. Officers' Certificate. Any certificate signed by any duly authorized officer of the Company, in connection with the Offering, and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     2.20. Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants and the Representative's Warrants with Continental
Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement ("WARRANT AGREEMENT"), providing for, among other things, the payment of a warrant solicitation fee as contemplated by Section 3.9 hereof.

     2.21. Agreements With Initial Stockholders.

         2.21.1. Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) a form of which is annexed as Exhibits 10.1, 10.2, 10.3, 10.4,
10.5 and 10.6 to the Registration Statement (collectively, the "INSIDER
LETTERS"), pursuant to which each of the Initial Stockholders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the "Proposed Business" Section of the Prospectus.

         2.21.2. Escrow Agreement. The Company has caused the Initial
Stockholders to enter into an escrow agreement ("ESCROW AGREEMENT") with
Continental Stock Transfer & Trust Company ("ESCROW AGENT"), substantially in the form annexed as Exhibit 10.8 to the Registration Statement, whereby the
Common Stock owned by each of the Initial Stockholders will be held in escrow by the Escrow Agent, until the third anniversary of the Effective Date. During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise

                                       12

transferring such shares (except to spouses and children of Initial Stockholders and trusts established for their benefit and as otherwise set forth in the
Escrow Agreement), but will retain the right to vote such shares and receive any distributions with respect to such shares. To the Company's knowledge, the
Escrow Agreement is enforceable against each of the Initial Stockholders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the
Initial Stockholders is a party. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of Rodman.

         2.21.3. Private Placement. The Company has entered into an agreement with InterAmerican Capital Partners II LLC ("ICPII"), an entity wholly-owned by certain of the Initial Stockholders, for the purchase of $1,300,000 of Warrants in a private placement to be completed on the 45th day after the date on which separate trading of the components of the Units commences (the "Warrant Purchase
Agreement"). The proceeds will be deposited into the trust account pursuant to the terms of the Trust Agreement.

     2.22. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.7 to the Registration Statement.

     2.23. Covenants Not to Compete. No Initial Stockholder, employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

     2.24. Investments. No more than 45% of the "value" (as defined in Section
2(a)(41) of the Investment Company Act of 1940, as amended (the "INVESTMENT
COMPANY ACT")) of the Company's total assets consist of, and no more than 45% of the Company's net income after taxes is derived from, securities other than
"Government securities" (as defined in Section 2(a)(16) of the Investment
Company Act).

     2.25. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

     2.26. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

3. Covenants of the Company. The Company covenants and agrees as follows:

     3.1. Amendments to Registration Statement. The Company will deliver to the
Representative, prior to filing, any amendment or supplement to the Registration
Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

     3.2. Federal Securities Laws.

                                       13

         3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the
Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the
Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the
Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the
Company will notify the Representative promptly and prepare and file with the
Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

         3.2.2. Filing of Final Prospectus. The Company will file the Prospectus
(in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

         3.2.3. Exchange Act Registration. For a period of five years from the
Effective Date, or until such earlier time upon which the Company is required to be liquidated or is acquired in a transaction approved by the requisite number of stockholders, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the
Exchange Act and, the Company will not deregister the Units, Common Stock and
Warrants under the Exchange Act without the prior written consent of Rodman.

     3.3. Blue Sky Filing. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration
Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

     3.4. Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the
Exchange Act such number of copies of each Preliminary Prospectus and the
Prospectus as such Underwriters may reasonably request and, as soon as the
Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

                                       14

     3.5. Effectiveness and Events Requiring Notice to the Representative. The
Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose when the Company becomes aware of such; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the
Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose when the Company becomes aware of such; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of
the receipt of any comments or request for any additional information from the
Commission; and (vi) of the happening of any event during the period described in Section 3.2.3 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the
Prospectus untrue or that requires the making of any changes in the Registration
Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

     3.6. Review of Financial Statements. For a period of five years from the
Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's
Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

     3.7. Affiliated Transactions.

         3.7.1. Business Combinations. The Company will not consummate a
Business Combination with any entity which is affiliated with any Initial
Stockholder.

         3.7.2. Office Space and Administrative Services. The Company has
entered into an agreement ("SERVICES AGREEMENT") with InterAmerican Advisors,
LLC ("IALLC") substantially in the form annexed as Exhibit 10.9 to the
Registration Statement pursuant to which IALLC will make available to the
Company administrative, technology and secretarial services, as well as the use of certain limited office space, in San Diego, California in exchange for the sum of $10,000 per month for a period of eighteen (18) months beginning on the
Effective Date of the Registration Statement and, thereafter, without charge until the earlier of the consummation of a Business Combination or the liquidation of the Company.

         3.7.3. Affiliate Compensation. Except as set forth above in this
Section 3.7, the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business
Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
Notwithstanding the

                                       15

foregoing to the contrary, the Company may pay an Initial Stockholder or any of
its affiliates fees or compensation in connection with bona fide services to be rendered to the Company that (i) are expressly approved by a majority of the
Company's disinterested directors, (ii) are legitimately required by the Company and the Company would otherwise contract such services from a third party, and
(iii) all fees and compensation to be paid to any Initial Stockholder or its affiliates are determined on an arm's length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature.

     3.8. Secondary Market Trading and Standard & Poor's. The Company will apply to be included in Standard & Poor's Daily News and Corporation Records Corporate
Descriptions for a period of five years from the consummation of a Business
Combination. Promptly after the consummation of the Offering, the Company shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company's securities in the State of California. The Company shall also take such other action as may be reasonably requested by the
Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

     3.9. Warrant Solicitation Fees. The Company hereby engages Rodman, on a non- exclusive basis, as its agent for the solicitation of the exercise of the
Warrants. The Company will (i) assist Rodman with respect to such solicitation, if requested by Rodman, and (ii) at Rodman's request, provide Rodman, and direct the Company's transfer and warrant agent to provide to Rodman, at the Company's cost, lists of the record and, to the extent known, beneficial owners of, the
Warrants. Commencing one year from the Effective Date, the Company will pay
Rodman a commission of five percent of the exercise price of the Warrants for each Warrant exercised within three (3) business days of the date the exercise price is paid, on the terms provided for in the Warrant Agreement, only if permitted under the rules and regulations of the NASD and only to the extent that an investor who exercises his Warrants specifically designates, in writing, that Rodman solicited his exercise. Rodman may engage sub-agents in its solicitation efforts. The Company agrees to disclose the arrangement to pay such solicitation fees to Rodman in any prospectus used by the Company in connection with the registration of the shares of Common Stock underlying the Warrants.

     3.10. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to, but not affiliated with, the Representative for a term not less than five years, subject to earlier termination in the event the Company is liquidated.

     3.11. Reports to the Representative.

         3.11.1. Periodic Reports, Etc. For a period of five years following the
Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative (Attn: Stefan
Siegel) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the
Representative (i) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company;
(ii) a copy of each Schedule

                                       16

13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; and (iii) five copies of each Registration Statement. In addition, upon Rodman's request, the
Company shall furnish Rodman (i) a copy of monthly statements, if any, setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the
Representative may from time to time reasonably request; provided that the
Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the
Company, the Representative, and their respective counsel in connection with the
Representative's receipt of such information.

         3.11.2. Transfer Sheets. For a period of two years following the
Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative ("TRANSFER AGENT") and will furnish to the Underwriters at the Company's sole cost and expense such transfer sheets of the Company's securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. The Underwriters acknowledge that Continental Stock Transfer & Trust Company is an acceptable
Transfer Agent.

         3.11.3. Secondary Market Trading Survey. Until such time as the Public
Securities are listed or quoted, as the case may be, on the New York Stock
Exchange, the American Stock Exchange or quoted on the Nasdaq National Market, or until such earlier time upon which the Company is required to be liquidated, the Company shall engage Loeb & Loeb LLP ("LOEB"), for a one-time fee of $5,000 payable on the Closing Date, to deliver and update to the Underwriters on a timely basis, but in any event on the Effective Date and at the beginning of each fiscal quarter, a written report detailing those states in which the Public
Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States ("SECONDARY MARKET TRADING SURVEY").

         3.11.4. Trading Reports. During such time the Public Securities are quoted on the NASD OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representative, at its expense, such reports published by the NASD or the
Pink Sheets, LLC relating to price trading of the Securities, as the
Representative shall reasonably request.

     3.12. Disqualification of Form S-1. For a period equal to seven years from the date hereof, or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form)
for the registration of the Warrants and the Representative's Warrants under the
Act.

     3.13. Payment of Expenses.

         3.13.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any,
to the extent not paid at the

                                       17

Closing Date, all expenses incident to the performance of the obligations of the
Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary and final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Representative's Purchase Option, including any transfer or other taxes payable thereon; (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, fees and disbursements for the Counsel to the
Underwriters retained for such purpose (such fees shall be capped at $35,000 in the aggregate (of which $5,000 has previously been paid)), and a one-time fee of
$5,000 payable to Loeb for the preparation of the Secondary Market Trading
Survey; (iv) filing fees, costs and expenses (including fees of Representative's counsel and disbursements for the Representative's counsel) incurred in registering the Offering with the NASD; (v) fees and disbursements of the transfer and warrant agent; (vi) the Company's expenses associated with "due diligence" meetings arranged by the Representative; (vii) the preparation, binding and delivery of transaction "bibles," in form and style reasonably satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the
Representative; and (viii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.13. The Company also agrees that it will reimburse Representative for the cost of the investigative search firm of the Representative's choice that conducted an investigation of the principals of the Company. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the
Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and, with the prior consent of the Company, others.

         3.13.2. Nonaccountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.13.1, on each of the
Closing Dates, it will pay to the Representative a nonaccountable expense allowance equal to one percent (1%) of the gross proceeds received by the
Company from the sale of the Firm Units by deduction from the proceeds of the
Offering contemplated herein; provided, however, that this nonaccountable expense fee shall be reduced on a dollar-for-dollar basis by the amount that the expenses incident to the Offering, including the expenses incurred pursuant to
Section 3.13.1, exceed $450,000 in the aggregate.

     3.14. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption "Use Of Proceeds" in the Prospectus.

     3.15. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the
Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule
158(a)

                                       18

under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

     3.16. Notice to NASD. In the event any person or entity (regardless of any
NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD and to Rodman prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter and related person" with respect to the
Company's initial public offering, as such term is defined in Rule 2710 of the
NASD's Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the
Business Combination.

     3.17. Stabilization. Except with respect to the agreement between Rodman and ICPII (the "WARRANT PURCHASE AGREEMENT") annexed as Exhibit 10.12 to the
Registration Statement, neither ICPII, the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of Rodman) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

     3.18. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i)
transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.19. Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the
Company shall retain GGK, or an independent public accounting firm of national scope or reputation.

     3.20. Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date ("AUDITED FINANCIAL STATEMENTS") that reflect the receipt by the Company of the proceeds of the initial public offering. As soon as the
Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements.

     3.21. NASD. The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company's Securities.

                                       19

     3.22. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

     3.23. Investment Company. The Company shall cause the proceeds of the
Offering to be held in the Trust Fund to be invested only in "government securities" with specific maturity dates as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act.
Furthermore, once the Company consummates a Business Combination, it shall be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

     3.24. Business Combination Announcement. Within five business days following the consummation by the Company of a Business Combination, the Company
shall cause an announcement ("BUSINESS COMBINATION ANNOUNCEMENT") to be placed, at its cost, in The Wall Street Journal. Such announcement shall describe the consummation of the Business Combination and indicate that the Representative was the managing underwriter in the Offering. The Company shall supply the
Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representative, which such approval will not be unreasonably withheld.

     3.25. Colorado Trust Filing. In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Fund in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

     3.26. Amendments to Certificate of Incorporation. (i) The Company covenants and agrees that it will not seek to amend or modify any of the following provisions (A) - (E) of Article Fifth of its Certificate of Incorporation:

         "A. Prior to the consummation of any Business Combination, the
Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares cast at the meeting to approve the Business
Combination are voted for the approval of such Business Combination, the
Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 20% or more of the IPO Shares exercise their conversion rights described in paragraph B below.

         (B) In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO
("IPO Shares") who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business
Combination, redeem such shares into cash at a per share

                                       20

redemption price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. "Trust Fund" shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

         (C) In the event that the Corporation does not consummate a Business
Combination by the later of (i) 18 months after the consummation of the IPO or
(ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such
18 month period (such later date being referred to as the "Termination Date"), the directors and officers of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Trust Fund to holders of
IPO Shares as soon as reasonably practicable, and after approval of the
Corporation's stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the GCL, finding the dissolution of the
Corporation advisable and providing such notices as are required by said Section
275(a) of the GCL as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Fund plus any other net assets of the
Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation's remaining existence, including costs of dissolving and liquidating the Corporation. The
Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares.

         (D) A holder of IPO Shares shall be entitled to receive funds from the
Trust Fund only in the event of a liquidation of the Trust Fund to holders of
IPO Shares in connection with the dissolution of the Corporation pursuant to the terms of the Investment Management Trust Agreement governing the Trust Fund or in the event he demands conversion of his shares in accordance with paragraph B, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

         (E) The Board shall be divided into three classes: Class A, Class B and
Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the
Corporation's third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary.
The directors in Class A shall be elected for a term expiring at the first
Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in
Class C shall be elected for a term expiring at the third Annual Meeting of
Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the
GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection,

                                       21

newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the fifth term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified."

4. Conditions of Underwriters' Obligations. The obligations of the several
Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the
Company as of the date hereof and as of each of the Closing Date and the Option
Closing Date, if any, to the accuracy of the statements of officers of the
Company made pursuant to the provisions hereof and to the performance by the
Company of its obligations hereunder and to the following conditions:

     4.1. Regulatory Matters.

         4.1.1. Effectiveness of Registration Statement. The Registration
Statement shall have become effective not later than 5:00 P.M., New York City local time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the
Option Closing Date, no stop order suspending the effectiveness of the
Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the
Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Loeb
& Loeb LLP, counsel to the Underwriters ("LOEB").

         4.1.2. NASD Clearance. By the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

         4.1.3. No Blue Sky Stop Orders. No order suspending the sale of the
Units in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

     4.2. Company Counsel Matters.

         4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the
Representative shall have received the favorable opinion of Kramer Levin
Naftalis & Frankel LLP, counsel to the Company ("KRAMER LEVIN"), dated the
Effective Date, addressed to the Representative and in form and substance satisfactory to Loeb to the effect that:

         (i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such

                                       22

qualification or licensing, except where the failure to qualify would not have a material adverse effect on the Company.

         (ii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration. The authorized and outstanding capital stock of the
Company is as set forth in the Prospectus.

         (iii) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate of Incorporation, as amended, or Bylaws of the Company.
When issued, the Warrants, the Representative's Purchase Option and the
Representative's Warrants will constitute valid and binding obligations of the
Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such
Warrants, the Representative's Purchase Option and the Representative's
Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

         (iv) This Agreement, the Warrant Agreement, the Representative's
Purchase Option, the Services Agreement, the Trust Agreement and the Escrow
Agreement have each been duly and validly authorized and, when executed and delivered by the Company, constitute the valid and binding obligations of the
Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c)
that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (v) The execution, delivery and performance of this Agreement, the
Warrant Agreement, the Representative's Purchase Option, the Escrow Agreement,
the Trust Agreement and the Services Agreement, the issuance and sale of the
Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel's knowledge, conflict with,

                                       23

or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the
Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, or (c) to such counsel's knowledge, violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

         (vi) The Registration Statement, each Preliminary Prospectus and the
Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Securities and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration
Statement and the Prospectus. No statute or regulation required to be described in the Prospectus is not described as required, nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

         (vii) Counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Sale Preliminary Prospectus, the
Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration
Statement and Prospectus (except as otherwise set forth in this opinion), no facts have come to the attention of such counsel which should lead them to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement, the Sale Preliminary Prospectus or
Prospectus).

         (viii) The Registration Statement is effective under the Act. To such counsel's knowledge, no stop order suspending the effectiveness of the
Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

         (ix) To such counsel's knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

         4.2.2. Reliance. In rendering such opinion, such counsel may rely (i)
as to matters involving the application of laws other than the laws of the
United States and

                                       24

jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Loeb) of other counsel reasonably acceptable to Loeb, familiar with the applicable laws, and
(ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters' counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the
Underwriters.

     4.3. Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non- material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Loeb from
GGK dated, respectively, as of the date of this Agreement and as of the Closing
Date and the Option Closing Date, if any:

         (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

         (ii) Stating that in their opinion the financial statements of the
Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

         (iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the
Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the
Sale Preliminary Prospectus and the Prospectus, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as
the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the February 28, 2006 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus
other than as set forth in or contemplated by the Registration Statement or, if there was any decrease, setting forth the

                                       25

amount of such decrease, and (c) during the period from February 28, 2006 to a specified date not later than five days prior to the Effective Date, Closing
Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement the Sale Preliminary Prospectus
and the Prospectus or, if there was any such decrease, setting forth the amount of such decrease;

         (iv) Setting forth, at a date not later than five days prior to the
Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

         (v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Sale Preliminary
Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

         (vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation as defined in the
Statement on Auditing Standards No. 60 "Communication of Internal Control
Structure Related Matters Noted in an Audit," in the Company's internal controls; and

         (vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

     4.4. Officers' Certificates.

         4.4.1. Officers' Certificate. At each of the Closing Date and the
Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in
Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the
Representative may reasonably request.

                                       26

         4.4.2. Secretary's Certificate. At each of the Closing Date and the
Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the
Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Bylaws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the
Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

     4.5. No Material Changes. Prior to and on each of the Closing Date and the
Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the
Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (ii)
no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary
Prospectus and the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary
Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the
Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor
any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6. Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the
Trust Agreement, the Warrant Agreement, the Warrant Purchase Agreement, the
Services Agreement and all of the Insider Letters. On the Closing Date, the
Company shall have delivered to the Representative executed copies of the
Representative's Purchase Option.

     4.7. Opinion of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Loeb and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective
Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters

                                        27

referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

         4.8. Secondary Market Trading Survey. On the Closing Date, the
Representative shall have received the Secondary Market Trading Survey from
Loeb.

5. Indemnification.

     5.1. Indemnification of Underwriters.

         5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a "SELECTED DEALER") and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter
("CONTROLLING PERSON") within the meaning of Section 15 of the Act or Section
20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration
Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any "road show" or investor presentations made to investors by the Company (whether in person or electronically); or (iii)
any application or other document or written communication (in this Section 5, collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the
Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated
therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such
Underwriter expressly for use in any Preliminary Prospectus, the Registration
Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. Each of the Underwriters and each Selected
Dealer hereby waives any right, interest or claim of any kind that it may have in or to any monies held in the trust account for the benefit of the holders of the Public Securities and agrees not to seek any payment of any indemnity of the
Company under this Section 5.1 from any monies held in the trust account for the benefit of the holders of the Public Securities. With respect to any untrue statement or omission or alleged untrue statement or omission made in the
Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or

                                       28

damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof. The Company agrees promptly to notify the
Representative of the commencement of any litigation or proceedings against the
Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration
Statement or Prospectus.

         5.1.2. Procedure. If any action is brought against an Underwriter, a
Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or
Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter,
Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the
Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii)
such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected
Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

     5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or
any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any
amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any
amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

                                       29

     5.3. Contribution.

         5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange
Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of
Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the
Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of
Section 15 of the Act shall have the same rights to contribution as the
Underwriters or the Company, as applicable.

         5.3.2. Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the
Exchange Act or otherwise available. The Underwriters' obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

                                       30

     6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any
Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the over-allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

     6.2. Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm
Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the
Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm
Units or Option Units on such terms. In the event that neither you nor the
Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.13 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the
Firm Units; and provided further that nothing herein shall relieve a defaulting
Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

     6.3. Postponement of Closing Date. In the event that the Firm Units or
Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing
Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term
"UNDERWRITER" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Right to Appoint Observer. Until the consummation of a Business Combination, upon notice from Rodman to the Company, Rodman shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to Rodman and its counsel in connection with such representative's attendance at meetings of the Board of Directors; and
provided further that upon written notice to Rodman, the Company may exclude the representative from meetings where, in the written opinion of counsel for the
Company, the representative's presence would destroy the attorney-client privilege. The Company agrees to give Rodman written notice of each such meeting and to provide Rodman with an agenda and

                                        31

minutes of the meeting no later than it gives such notice and provides such items to the other directors and to reimburse the representative of Rodman for its reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation.

8. Additional Covenants.

     8.1. Additional Shares or Options. The Company hereby agrees that until the
Company consummates a Business Combination, it shall not issue any shares of
Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust
Fund or which vote as a class with the Common Stock on a Business Combination.

     8.2. Trust Fund Waiver Acknowledgment. Prior to the commencement by the
Company of its due diligence investigation of any operating business which the
Company seeks to acquire ("TARGET BUSINESS") or the obtaining of the services of any vendor, the Company shall seek to have such Target Business or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Fund, initially in an amount of $______________ for the benefit of the Public
Stockholders and that the Company may disburse monies from the Trust Fund only
(i) to the Public Stockholders in the event of the conversion of their shares or the liquidation of the Company or (ii) to the Company after it consummates a
Business Combination and (b) for and in consideration of the Company (1)
agreeing to evaluate such Target Business for purposes of consummating a
Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund ("CLAIM") and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the
Company and will not seek recourse against the Trust Fund for any reason whatsoever.

     8.3. Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Initial Stockholder, officer and director and Rodman and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of Rodman.

     8.4. Certificate of Incorporation and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws. Prior to the
consummation of a Business Combination, the Company will not amend its
Certificate of Incorporation without the prior written consent of Rodman.

     8.5. Blue Sky Requirements. The Company shall provide counsel to the
Representative with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

                                        32

     8.6. Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval ("BUSINESS COMBINATION VOTE")
even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-
month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of IPO Shares (defined below) an aggregate sum equal to the Company's "LIQUIDATION VALUE." The Company's "LIQUIDATION
VALUE" shall mean the Company's book value, as determined by the Company and approved by GGK. In no event, however, will the Company's Liquidation Value be less than the Trust Fund, inclusive of any net interest income thereon (net of taxes payable). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the Business Combination Vote, the Company shall cause all of the Initial
Stockholders to vote the shares of Common Stock owned by them immediately prior to this Offering in accordance with the vote of the holders of a majority of the
IPO Shares present, in person or by proxy, at a meeting of the Company's stockholders called for such purpose. At the time the Company seeks approval of any potential Business Combination, the Company will offer each holder of the
Company's Common Stock issued in this Offering ("IPO SHARES") the right to convert their IPO Shares at a per share price ("CONVERSION PRICE") equal to the amount in the Trust Fund (inclusive of any interest income therein) calculated as of two business days prior to the consummation of the proposed Business
Combination divided by the total number of IPO Shares. If holders of less than
20% in interest of the Company's IPO Shares elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business
Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. If holders of 20% or more in interest of the IPO Shares, who vote against approval of any potential Business Combination, elect to convert their IPO Shares, the
Company will not proceed with such Business Combination and will not convert such shares.

     8.7. Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

     8.8. Affiliated Transactions. Except as set forth on Schedule 8.8, the
Company shall cause each of the officers to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the officers will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a
Business Combination, the liquidation of the Company or until such time as the officers cease to be an officer of the Company, subject to any pre-existing fiduciary obligations the officers might have.

                                       33

     8.9. Target Net Assets. The Company agrees that the initial Target Business that it acquires must have a fair market value equal to at least 80% of the
Company's net assets at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of
Directors of the Company is not able to independently determine that the target business has a fair market value of at least 80% of the Company's fair market value at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the
NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company's Board of Directors independently determines that the Target Business does have sufficient fair market value.

9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the
Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10. Effective Date of This Agreement and Termination Thereof.

     10.1. Effective Date. This Agreement shall become effective on the
Effective Date at the time the Registration Statement is declared effective by the Commission.

     10.2. Termination. You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United
States; or (ii) if trading on the New York Stock Exchange, the American Stock
Exchange, the Nasdaq Stock Market or on the NASD OTC Bulletin Board (or
successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the
Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New
York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially and adversely impacts the United
States securities market, or (vi) if the Company shall have sustained a material loss by fire, explosion, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company's representations, warranties or covenants hereunder are breached, or (viii) if the

                                       34

Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities.

     10.3. Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.13 hereof.

     10.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11. Miscellaneous.

     11.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

                  If to the Representative:

                  Rodman & Renshaw, LLC
                  1270 Avenue of the Americas
                  16th Floor
                  New York, New York 10020
                  Attn: Tom Pinou, Chief Financial Officer

                  Copy to:

                  Loeb & Loeb LLP
                  345 Park Avenue
                  New York, New York 10154
                  Attn: Mitchell Nussbaum, Esq.

                  If to the Company:

                  InterAmerican Acquisition Group, Inc.
                  2918 Fifth Avenue South, Suite 209
                  San Diego, California 92103
                  Attn: William C. Morro, Chief Executive Officer

                                       35

                  Copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Attn: Christopher S. Auguste, Esq.

     11.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     11.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     11.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement)
constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     11.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

     11.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive law of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New
York of the United States of America for the Southern District of New York, and
irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.
The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     11.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same

                                       36

agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     11.8. Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this
Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

                                       37

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

INTERAMERICAN ACQUISITION GROUP INC.

By:
         -----------------------------------------------------
         Name:  William C. Morro
         Title:    Chief Executive Officer

Accepted on the date first above written.

RODMAN & RENSHAW, LLC

By:
         -----------------------------------------------------
         Name:  John Borer
         Title:    Senior Managing Director

                                       38

                                   SCHEDULE I

                      INTERAMERICAN ACQUISITION GROUP INC.

                                10,800,000 Units

UNDERWRITER                                 Number of Firm Units to be Purchased

Rodman & Renshaw, LLC

Granite Financial Group, Inc.

                                       40